UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 8, 2006 (September 1, 2006)
BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 1.01 Entry into a Material Definitive Agreement.
     On September 1, 2006, Bally Total Fitness Holding Corporation’s (the “Company”) Compensation Committee approved payment of a monthly stipend to Mr. Barry R. Elson, acting Chief Executive Officer, retroactive to August 11, 2006, in the amount of $50,000 per month through the earlier of December 31, 2006 or appointment of a permanent Chief Executive Officer. The Compensation Committee will review the matter again prior to the end of 2006, if a permanent Chief Executive Officer has not been appointed by such date.
     On September 1, 2006, the Company’s Compensation Committee approved payment of additional director fees to Mr. Kornstein, interim Chairman of the Board, retroactive to August 11, 2006, in the amount of $50,000 per month through the earlier of December 31, 2006 or the election of a permanent Chairman of the Board. The Compensation Committee will review the matter again prior to the end of 2006, if a permanent Chairman of the Board has not been elected by such date.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: September 8, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel